                                                                    EXHIBIT 10.2

                         TOLL MANUFACTURING AGREEMENT


          THIS AGREEMENT is entered into as of the 18th day of December, 1997 by and between NLV Transition, Inc., a Wisconsin corporation ("Seller"), and CMI Limited Partnership, an Oklahoma limited partnership ("Buyer").

          Unless the context otherwise requires, terms that are capitalized and not otherwise defined in context have the meanings set forth in section 10 of this Agreement.

                                   RECITALS

          Seller and Buyer acknowledge the following:

          A. CMI Corporation ("CMI") and Rexworks Inc., a Delaware corporation ("Rexworks"), have entered into an Asset Purchase Agreement, dated as of October 1, 1997 (the "Asset Purchase Agreement"), which provides for the sale (the "Asset Sale") by Rexworks to CMI or its assign of certain of Rexworks' assets relating to the production of landfill and embankment compactors and material reduction grinders.

          B. Rexworks, Giuffre Bros. Cranes, Inc., a Wisconsin corporation ("Giuffre"), and 13th Street Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Giuffre ("Giuffre Sub"), have entered into an Agreement and Plan of Merger, dated as of August 15, 1997 (the "Merger Agreement"), which provides for the merger of Giuffre Sub with and into Rexworks immediately after consummation of the Asset Sale.

          C. CMI has assigned to Buyer all of its rights and obligations under the Asset Purchase Agreement.

          D. Section 9.02(f) of the Asset Purchase Agreement requires that this Agreement be executed and delivered by Rexworks and Giuffre as a condition to Buyer's obligation to consummate the transactions contemplated by the Asset Purchase Agreement in order for Seller to provide manufacturing services to Buyer as a temporary source of supply for the Products.

          E. Buyer and Seller desire that Seller provide manufacturing services to Buyer pursuant to the terms of this Agreement using the Leased Space and the Leased Employees to satisfy the condition contained in Section 9.02(f) of the Asset Purchase Agreement.

                                  AGREEMENTS

          In consideration of the recitals and the mutual covenants contained herein, the parties agree as follows:

          1.   Supply of the Products.
               ----------------------

               (a) Seller's Obligation to Supply Products. During the term of
                   --------------------------------------
this Agreement, Seller agrees to manufacture and supply Products to Buyer pursuant to the terms of this Agreement. Seller will use reasonable efforts at all times during the term of this Agreement to obtain from Rexworks and Giuffre the capacity to manufacture and supply Products as set forth on the Production Schedule. If Seller fails to perform any work required to be performed on its part as a result of an Unavoidable Delay, such failure will not constitute a breach of this Agreement if Seller exercises reasonable diligence to effect the required performance as soon as possible.

               (b) Orders. For each order of Products to be supplied by Seller
                   ------
pursuant to this Agreement, Buyer will (i) deliver a separate written order ("Order") to Seller setting forth the quantity and specific description of the Product(s) being ordered and requested delivery date(s), and (ii) deliver or cause to be delivered to the Plant the Raw Materials and other supplies required to produce the Product(s) ordered by Buyer pursuant to the Order. Seller will promptly manufacture the Product(s) pursuant to the specifications contained in each Order (to the extent consistent with the Specifications and the Production Schedule) and pursuant to the terms of this Agreement and will make the finished Product(s) available to Buyer for shipment from the Plant. Unless otherwise agreed in writing by the parties, all terms of any Orders or other documents which are inconsistent with or add to this Agreement are superseded by this Agreement and will have no force or effect.

          2.   Manufacturing Fees.  During the term of this Agreement, Buyer
               ------------------
will pay Seller (a) a fee (the "Leased Salaried Employee Fee") for the use by Seller of the Leased Salaried Employees which shall accrue on a daily basis and shall equal the costs attributable to the Leased Salaried Employees used by Seller to manufacture Products during each week of the term of this Agreement based upon the daily rate of each Leased Salaried Employee set forth opposite such Leased Salaried Employee's name on column D of Part II of Exhibit C hereto,
(b) a fee (the "Leased Hourly Employee Fee" and, collectively with the Leased Salaried Employee Fee, the "Leased Employee Fee") for the use by Seller of the Leased Hourly Employees which shall accrue on an hourly basis and shall equal the product of (i) the costs attributable to the Leased Hourly Employees used to manufacture Products during each week of the term of this Agreement based upon the hourly rate of each Leased Hourly Employee set forth opposite such Leased Hourly Employee's name on column D of Part I of Exhibit C hereto, multiplied by
(ii) the number of hours worked by such Leased Hourly Employees during each such week, and (c) a fee (the "Leased Space Fee") for the use by Seller of the Leased Space which shall accrue on a monthly basis and shall be calculated in accordance with the schedule attached hereto as Exhibit B. Payment by Buyer to Seller of the Leased Employee Fee and the Leased Space Fee in accordance with the terms of this Agreement shall constitute payment in full for any Products manufactured by Seller during the term of this Agreement. Buyer shall also pay the fees set forth on Exhibit D for miscellaneous administrative and accounting services. Buyer and Seller acknowledge that the number of Leased Employees will decrease over the term of this Agreement substantially as set forth on Exhibit A attached hereto.

          3.   Shipment; Payment.
               -----------------

                (a)  Shipment.  Seller will use reasonable efforts to
                     --------
manufacture the Products by the delivery dates specified in the Order to the extent consistent with the Production Schedule. Seller will make the Products available at the Plant for shipment by Buyer. Buyer will make all arrangements for and bear all costs involved in shipping finished Products from the Plant. On the date of delivery of a finished Product to Buyer, Seller will deliver to Buyer by facsimile an invoice showing order numbers for the shipment. Copies of all such invoices shall be mailed to Buyer by U.S. mail.

                (b)  Payment.
                     -------

                     (i) Seller will use reasonable efforts to deliver to Buyer by facsimile on Monday of every week during the term of this Agreement a written estimate (the "Estimate") of the use by Seller of Leased Employees for that week and the total amount of the Leased Employee Fee for that week (the "Estimated Leased Employee Fee"). Buyer will pay to Seller the Estimated Leased Employee Fee not later than the end of the next full business day following the date of receipt by Buyer of the Estimate. For each such week during the term of this Agreement, within three weeks after the date of delivery of the Estimate for such week, Seller will deliver to Buyer a written reconciliation of the actual amount of the Leased Employee Fee for such week and will reflect any difference between the actual amount of the Leased Employee Fee for such week as set forth in the reconciliation and the amount of the Estimated Leased Employee Fee paid by Buyer for such week by increasing or decreasing, as applicable, the amount of the Estimated Leased Employee Fee in the next Estimate delivered after delivery to Buyer of the reconciliation. Within ten business days after the end of the term of this Agreement, Seller will deliver to Buyer a final reconciliation of all outstanding adjustments based on the difference between the Estimated Leased Employee Fee and the actual Leased Employee Fee for any week not previously reconciled and Buyer or Seller, as applicable, will pay to the other party the difference between the Estimated Leased Employee Fee and the actual Leased Employee Fee based upon such reconciliation.

                     (ii) Buyer will pay to Seller the Leased Space Fee each month in advance, commencing with a payment of $25,124 on the date of this Agreement for the month of December 1997. Thereafter, Buyer shall make each subsequent monthly Leased Space Fee payment not later than three days prior to the first day of each month during the term of this Agreement.

                     (iii) All payments by Buyer to Seller under this Agreement shall be made by wire transfer made in accordance with written instructions provided to Buyer by Seller, provided, however, that if such instructions are not provided within one business day prior to the date of payment, Buyer may deliver a certified or bank check, payable to Seller.

                     (iv) Until two weeks after the receipt by Buyer of the final reconciliation pursuant to Section 3(b)(i), Seller shall give Buyer and its authorized representatives reasonable access to Seller's books and records relating to the determination of the Estimate, the Estimated Leased Employee Fee and the Leased Employee Fee.

          4.    Indemnification and Insurance.
                -----------------------------

                (a) Indemnification by Buyer. Buyer agrees to indemnify and hold
                    ------------------------
harmless Seller and Rexworks, and their respective directors, officers, employees and agents (collectively, the "Seller Indemnitees") from and against all losses, damages, liabilities and expenses, including reasonable attorneys' fees, of any kind or nature (collectively, "Damages"), incurred by reason of any claim, action, suit or governmental investigation or proceeding (a "Claim") brought against or involving the Seller Indemnitees or any of them, which relates to or arises out of (i) Buyer's failure to comply with any provision of this Agreement, or (ii) any matter relating to the design, quality, fitness, sale, purchase or performance of any Product manufactured by Seller for Buyer, including, without limitation, any product liability claims relating to the Products.

                (b) Third Party Indemnification. The obligation of Buyer to
                    ---------------------------
indemnify the Seller Indemnitees under Section 4(a) hereof, in each case resulting from the assertion of a Claim by a third party (each, as the case may be, a "Third Party Claim"), shall be further subject to the following terms and conditions:

                     (i) Any party against whom any Third Party Claim is asserted shall give the party required to provide indemnity hereunder written notice of such Third Party Claim promptly after learning of such Third Party Claim, and the indemnifying party may at its option undertake the defense thereof with counsel chosen by it but reasonably satisfactory to the indemnified party. Failure to give prompt notice of a Third Party Claim hereunder shall not affect the indemnifying party's obligations under this Section 4, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Third Party Claim, or such shorter period as is reasonably required, fails to assume the defense of such Third Part Claim, the Seller Indemnitee against whom such Third Party Claim has been made shall have the right, but shall not be obligated, to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk, and at the expense, of the indemnifying party.

                     (ii) Anything in this Section 4(b) to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (A) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Seller Indemnitee of a written release from all liability in respect of such action, suit or proceeding, or (B) for other than monetary damages without the prior written consent of the Seller Indemnitee, which consent shall not be unreasonably withheld.

                (d) Insurance. During the term of this Agreement, and for a
                    ---------
period of three years thereafter, Buyer agrees to maintain, at its own expense, general products liability insurance with a reputable insurance carrier and to provide that such insurance name each of Seller and Rexworks as an additional insured with minimum coverage amounts of not less than $1,000,000 per occurrence for property damage, $1,000,000 per occurrence for personal injury and $1,000,000 annual aggregate. At Seller's or Rexworks' request, Buyer shall provide Seller and Rexworks with a certificate of insurance showing the existence of such coverage.

                (e) The respective obligations of the parties under this Section 4 shall survive the termination of this Agreement, however occurring.

          5.    Term and Termination.
                --------------------

                (a) Term of Agreement. Unless terminated earlier as provided
                    -----------------
herein, the term of this Agreement shall be for 194 days from the date hereof. This Agreement may be renewed by mutual, written agreement of Seller, Buyer and Rexworks.

                (b) Termination of Agreement. This Agreement will terminate
                    ------------------------
prior to the end of its term as provided in Section 5(a) above upon the occurrence of any of the following:

                     (i)   Mutual Agreement.  The mutual, written agreement of
                           ----------------
Seller, Buyer and Rexworks;

                     (ii)  Breach. Either party may terminate this Agreement
                           ------
(the "Terminating Party") in the event of a material breach by the other party (the "Breaching Party") of any of its obligations under this Agreement. The Terminating Party must provide the Breaching Party with written notice of the reason for termination. The Breaching Party shall have five days from the date of delivery of such notice to cure such breach to the reasonable satisfaction of the Terminating Party and, if the breach is not so cured, the Terminating Party has the right to terminate this Agreement immediately upon notice to the Breaching Party at the end of such five days and at any time thereafter during the pendency of such breach;

                     (iii) Buyer's Option.  By Buyer, in its sole discretion,
                           --------------
upon not less than 65 days prior written notice to Seller;

                     (iv)  Termination of Lease Agreement. Buyer may terminate
                           ------------------------------
this Agreement by giving written notice to Seller in the event that the Lease Agreement is terminated pursuant to Section 3(b)(ii) or Section 3(b)(iii) of the Lease Agreement; or

                     (v)   Unavailability of Leased Hourly Employees. Buyer may
                           -----------------------------------------
terminate this Agreement by giving five days prior written notice to Seller in the event that (A) Seller is unable for three consecutive business days to provide the services of the "Minimum Allowable" number of Leased Hourly Employees set forth on the last line of Exhibit A attached hereto for the then current period, and (B) the number of employees terminated by Rexworks without cause during the 90 days immediately preceding the date of the Layoff Report (defined below) plus the number of Leased Hourly Employees who were available to provide services hereunder on the date of the Layoff Report is less than 25. Within one business day after Buyer's request, Rexworks shall notify Buyer in writing (the "Layoff Report") of the number of employees terminated by Rexworks without cause during the 90 days immediately preceding the date of the Layoff Report and Buyer shall be entitled to rely on the Layoff Report for purposes of this Section 5(b)(v).

                (c) Effect of Termination in Event of Breach.  In the event of a
                    ----------------------------------------
termination of this Agreement pursuant to Section 5(b)(ii), all remedies available to the Terminating Party either in law or equity shall be preserved and survive the termination of this Agreement.

                    Notwithstanding termination of this Agreement, other than termination by Buyer pursuant to Section 5(b)(ii) or Section 5(b)(iv), Buyer shall continue to pay the Leased Space Fee after the effective date of such termination for the remainder of the original term of the Lease Agreement, provided, however, that in the event of a termination by Buyer pursuant to
Section 5(b)(v), Buyer shall not be required to pay the Leased Space Fee for more than 60 days after the date of termination or the date Buyer moves all of its property out of the Plant, whichever is later.

          6.    Necessary License.  Buyer hereby grants to Seller a fully paid,
                -----------------
nonroyalty bearing nonexclusive license to all inventions, copyrights, patents, trademarks, trade secrets, know-how and all other intellectual property rights held by Buyer that are necessary for the manufacture of the Products by Seller (the "Necessary Technology"). Seller agrees that the foregoing license to the Necessary Technology is solely for the limited use of carrying out the purpose of this Agreement and for no other purpose and automatically will terminate upon the termination of this Agreement pursuant to Section 5 above. Any idea, design, concept or other invention made or developed solely by Seller or jointly by Seller and Buyer in the course of manufacturing Products hereunder shall promptly be disclosed by Seller to Buyer in a complete written disclosure. Seller hereby assigns to Buyer all right, title and interest in and to any such idea, design, concept or other invention together with the right to file patent and other similar applications with respect thereto in any country. Seller agrees to take any and all actions as may be reasonably requested by Buyer to cause complete and full ownership of all such ideas, designs, concepts and other inventions to be vested completely in Buyer.

          7.    Lease of Tangible Assets.
                ------------------------

                (a) Lease. Buyer hereby leases to Seller without charge all
                    -----
Personal Property necessary for the manufacture of the Products by Seller (the "NecessaryPersonal Property"). Seller agrees that the foregoing lease of the Necessary Personal Property is solely for the limited use of carrying out the purpose of this Agreement and for no other purpose and automatically will terminate upon the termination of this Agreement pursuant to Section 5 above.

                (b) Obligations With Respect to Necessary Personal Property.
                    -------------------------------------------------------
Buyer shall not be liable for any loss or injury to Seller or any other person or property (including lost profits and consequential, incidental or special damages) caused by the Seller's use of the Necessary Personal Property or its failure to operate. Seller will keep the Necessary Personal Property in good condition and repair, at Buyer's sole expense, provided, however, that Seller will not effect any repair with respect to the Necessary Personal Property in excess of $500 without Buyer's prior written consent. Buyer will promptly reimburse Seller for all out-of-pocket costs with respect to any repair of the Necessary Personal Property and Buyer agrees that any use of Leased Employees to effect repairs of the Necessary Personal Property will be charged to Buyer as part of the Leased Employee Fee. All replacement parts and additions to the Necessary Personal Property will become the property of Buyer. Seller shall have no obligation to insure the Necessary Personal Property against any risk.

                (c) Limited Use. The Necessary Personal Property will be used
                    -----------
solely for the purpose of manufacturing Products to be supplied by Seller to Buyer hereunder. Without the prior written consent of Buyer, Seller shall not make any alterations to the Necessary Personal Property, allow any portion of the Necessary Personal Property to be used by anyone but Seller's employees or the Leased Employees, or move any of the Necessary Personal Property to any other location.

                (d) Relocation of Necessary Personal Property.  The parties
                    -----------------------------------------
acknowledge that, as individual items of the Necessary Personal Property are no longer required for Seller to fulfill its obligations hereunder, Buyer intends, at its expense, to move such items to Buyer's manufacturing facility in Oklahoma City, Oklahoma. The parties shall cooperate in making arrangements for the expeditious relocation of the Necessary Personal Property from the Leased Space to Buyer's facility. Notwithstanding anything to the contrary herein, so long as such action does not materially and adversely affect Seller's ability to perform its obligations hereunder, Buyer shall be entitled at any time to take possession of any item of the Necessary Personal Property and transport said item to Buyer's facility.

          8.    Confidentiality.
                ---------------

                (a) Ownership of Information.  Seller acknowledges that all
                    ------------------------
information disclosed or made available to it by Buyer pursuant to this Agreement as well as all information transferred to Buyer by Rexworks pursuant to the Asset Purchase Agreement (the "Transferred Information"), including, without limitation, the Necessary Technology and all information pertaining to the conduct of Buyer's business and affairs shall, at all times, both during and after the termination of this Agreement, however occurring, remain the exclusive property of Buyer and that Seller shall not acquire any proprietary interest in such information or any part thereof.

                (b) Access to Confidential Information. Neither party shall,
                    ----------------------------------
directly or indirectly, disclose, or permit anyone to disclose, any Confidential Information disclosed or made available by the other party, and shall carefully guard and keep secret all such Confidential Information. Neither party shall, at any time, allow anyone other than the other party hereto, or those authorized by the other party, to have access to or use any Confidential Information disclosed or made available by the other party. Each party shall use all reasonable efforts to protect the proprietary nature of any and all Confidential Information of the other. Except as expressly provided otherwise in this Agreement, neither party shall copy, modify, transcribe, store, sell, lease or otherwise transfer or distribute any Confidential Information of the other in whole or in part without prior authorization in writing from the other party. Both parties shall make use of such information only during the term of this Agreement and solely for the purpose of carrying out the intent of this Agreement. For purposes of this Agreement, the term "Confidential Information" includes, without limitation, a party's techniques, processes, procedures, operations and other proprietary information relating to manufacturing, operations, marketing and finances. Upon termination of this Agreement, however occurring, both parties shall surrender to the other party all documents including, but not limited to, plans, specifications, literature, samples, documents and other tangible things, relating to Confidential Information disclosed or made available by the other party and all supplies which are the property of the other party. Notwithstanding anything to the contrary in this
Section 8(b), Confidential Information shall include and Seller shall not use or disclose to any third party any Transferred Information and any other information relating to the Products or any of the techniques, processes and procedures used by Seller or Rexworks in manufacturing and marketing the Products.

                (c) Liability for Disclosure.  Neither party shall be liable for
                    ------------------------
disclosure to others of Confidential Information disclosed or made available to it by the other party if the information: (i) can be demonstrated by contemporaneous written records to have been in the other party's possession or available to the other party prior to the receipt of same from Buyer or Seller as the case may be; provided, however, Seller agrees that the Transferred Information shall not in any event be disclosed to any third party or used by Seller except as may be required to perform Seller's obligations pursuant to the terms of this Agreement; (ii) can be demonstrated by clear and convincing evidence to have been received from a third party having no obligation to hold the same in confidence; (iii) can be demonstrated by clear and convincing evidence to have been generally known or generally available to the public prior to the date of the disclosure; (iv) becomes generally known or generally available to the public through no act or failure to act on the part of either party or its affiliates; or (v) is required by law to be disclosed.

                (d) Use of Product Information.  Notwithstanding anything to the
                    --------------------------
contrary herein, Seller acknowledges and agrees that, after the termination of this Agreement, however occurring, Buyer shall be entitled to utilize any and all techniques, processes, procedures, operations and other proprietary information developed or used by Seller in the manufacture and marketing of the Products.

          9.    Inspection and Quality Control.
                ------------------------------

                (a) Right of Inspection. During the term of this Agreement,
                    -------------------
Buyer shall have the right to inspect and audit the parts of Seller's operations which are used in the manufacture, packaging and storage of the Products. Without limiting the generality of the foregoing sentence, Buyer shall have the right to inspect all parts, assemblies and Products in process and all finished Products to insure that such parts, assemblies and Products will at the time of delivery to Buyer conform in all material respects to the Specifications therefor and will be free from defects in materials and workmanship. All inspections will be conducted during normal business hours and Buyer shall have the sole right to determine the number and frequency of such inspections.

                (b) No Warranty.  After Seller completes and inspects a finished
                    -----------
Product and makes the Product available for shipment by Buyer pursuant to
Section 3(a) and provides Buyer with the opportunity to inspect the Product pursuant to Section 9(a), Buyer will either accept the Product or will specify in writing to Seller any applicable defects in materials or workmanship. If any such defects are specified by Buyer, Seller shall continue to perform the work necessary under the terms of this Agreement to remedy such defects. Upon final acceptance of a Product, Buyer shall take such Product on an "as is, where is" basis, with all faults. SELLER MAKES NO WARRANTIES OR REPRESENTATIONS EITHER EXPRESSED OR IMPLIED WITH RESPECT TO THE PRODUCTS INCLUDING ITS DESIGN, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                (c) Quality Control. Upon Buyer's reasonable request, Seller
                    ---------------
shall provide Buyer with information regarding the manufacture by Seller of the Products in compliance with the terms of this Agreement and all federal, state and local laws, rules, ordinances and regulations and such additional information directly related to the manufacture of the Products as Buyer shall reasonably request.

          10.   Definitions. As used in this Agreement, the following terms have
                -----------
the following meanings:

                (a) "Damages" shall have the meaning set forth in Section 4(a) hereof.

                (b) "Lease Agreement" means the agreement between Rexworks and Seller, in the form attached hereto as Exhibit E, with respect to the use of the Leased Space and Leased Employees by Seller during the term of this Agreement for the manufacture of Products by Seller for Buyer.

                (c) "Leased Employees" means the Leased Salaried Employees and the Leased Hourly Employees.

                (d) "Leased Hourly Employees" means the employees of Rexworks listed on Part I of Exhibit C attached hereto, as the same may be amended from time to time by mutual written agreement of Buyer and Seller, whose services Seller will lease pursuant to the Lease Agreement.

                (e) "Leased Salaried Employees" means the employees of Rexworks listed on Part II of Exhibit C attached hereto, as the same may be amended from time to time by mutual written agreement of Buyer and Seller, whose services Seller will lease pursuant to the Lease Agreement.

                (f) "Leased Space" means that part of the Plant that Seller leases from Rexworks for the manufacture by Seller of Products pursuant to the Lease Agreement.

                (g) "Necessary Personal Property" shall have the meaning set forth in Section 7 hereof.

                (h) "Necessary Technology" shall have the meaning set forth in
Section 6 hereof.

                (i) "Personal Property" shall have the meaning set forth in the Asset Purchase Agreement.

                (j) "Plant" means Rexworks' manufacturing facility located at 445 West Oklahoma Avenue, Milwaukee, Wisconsin 53207.

                (k) "Production Schedule" means the forecasted description of Products and quantities thereof to be manufactured and supplied by Seller to Buyer hereunder during the term of this Agreement set forth on Exhibit F attached hereto, as the same may be amended by mutual, written agreement of Buyer and Seller during the term of this Agreement.

                (l) "Products" means landfill and embankment compactors and material reduction grinders, service and replacement parts therefor, and components or subassemblies of such compactors and grinders.

                (m) "Raw Materials" means the materials and supplies described on Exhibit G attached hereto necessary for the manufacture of Products.

                (n) "Specifications" means the quality and performance of the specifications set forth on Exhibit H.

                (o) "Transferred Information" shall have the meaning set forth in Section 8(a) hereof.

                (p) "Unavoidable Delay" means strikes, lockouts or labor disputes; delays in receiving supplies from third party suppliers; inability to obtain materials or reasonable substitutes therefor; acts of God, governmental restrictions, regulations or controls; enemy or hostile government action; civil commotion, a riot or insurrection, fire or other casualty or other events similar to the foregoing beyond the reasonable control of Seller, and shall also include any breach by Rexworks or Giuffre of the Lease Agreement that adversely affects Seller's ability to manufacture the Products.

          11.   Miscellaneous.
                -------------

                (a) Assignment. Neither party shall transfer or assign this
                    ----------
Agreement in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                (b) Independent Contractor.  This Agreement does not create any
                    ----------------------
partnership, joint venture, trust or agency between the parties hereto. This Agreement shall not cause either party to be considered an agent or legal representative of the other for any purpose, nor shall this Agreement cause either party's officers, directors, employees or agents to be considered agents or employees of the other party. This Agreement shall not give either party or any of its officers, directors, employees or agents any authority to bind the other party in any contract with any third party on behalf of or in the name of that third party.

                (c) Waivers. The failure of either party to insist, in any one
                    -------
or more instances, upon full performance of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or a waiver of future full performance of any such term, covenant or condition.

                (d) Severability. If any provision of this Agreement is held by
                    ------------
a court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the parties agree that such invalidity or unenforceability shall not affect any other provision of this Agreement, the remaining provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

                (e) Remedies. The remedies set forth above for breach of
                    --------
warranty are exclusive of all other remedies.

                (f) Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of Oklahoma without giving effect to any choice of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of any of the laws of any jurisdiction other than the State of Oklahoma.

                (g) Notice. All notices and other communications given or made
                    ------
pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day following electronic transmission to the telecopier number specified below with receipt acknowledged (other than with respect to the Estimate pursuant to Section 3(b)(i) which shall be deemed to have been duly given when sent by electronic transmission to the telecopier specified below with receipt acknowledged):

                                If to Buyer:    CMI Limited Partnership
                                                P.O. Box 1985
                                                Oklahoma City, OK 73101
                                                Attn:  Mr. Jim D. Holland
                                Facsimile:      405-491-2417

                                with a copy to: Hartzog Conger & Cason
                                                1600 Bank of Oklahoma Plaza
                                                201 Robert S. Kerr
                                                Oklahoma City, OK 73102
                                                Attn:  John Robertson, Esq.
                                Facsimile:      405-235-7329

                                If to Seller:   NLV Transition, Inc.
                                                445 North Oklahoma Avenue
                                                Milwaukee, WI 53207
                                                Attn:  Mr. Laurance R. Newman
                                Facsimile:      414-747-7345

                                with a copy to: Reinhart, Boerner, Van Deuren,
                                                Norris & Rieselbach, s.c.
                                                1000 North Water Street,
                                                Suite 2100
                                                Milwaukee, WI 53202
                                                Attn:  James M. Bedore, Esq.
                                Facsimile:      414-298-8097

                (h) Entire Agreement. This Agreement and the exhibits hereto
                    ----------------
constitute the entire agreement between the parties and supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. In the event of conflict between any term of this Agreement and any term in a party's purchase orders, quotations, acknowledgments, invoices, license or other communications to the other party, this Agreement shall govern.

                (i) Modification Amendment and Waiver. This Agreement may not be
                    ---------------------------------
modified or amended (including by custom, usage of trade or course of dealing) except by an instrument in writing signed by duly authorized officers of both the parties hereto. The performance of any obligation required of a party hereunder may be waived only by written waiver signed by a duly authorized officer of the other party which waiver shall be effective only with respect to the specific obligations described therein. The waiver by either party hereto of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement. Notwithstanding anything herein to the contrary, this Agreement may not be amended or modified, nor may Seller waive the performance by Buyer of any obligation of Buyer required hereunder, without the prior written consent of Rexworks.

                (j) Compliance With Law. Each party shall comply with all
                    -------------------
applicable federal, state and local laws and regulations in performing its duties hereunder and any dealings with respect to the Products.

                (k) Additional Indemnification by Buyer. Buyer agrees to
                    -----------------------------------
indemnify and hold harmless Rexworks and its directors, officers, shareholders, employees and agents (collectively, the "Rexworks Indemnified Parties") from and against all Damages incurred by the Rexworks Indemnified Parties or any of them as a result of Buyer's failure to comply with any provision of this Agreement.

                (l) Rexworks and Rexworks Indemnified Parties as Third Party
                    --------------------------------------------------------
Beneficiaries. Buyer acknowledges and agrees that Seller's ability to perform
-------------
under the Lease Agreement is dependent, in large part, upon Buyer's performance of its duties and obligations under this Agreement. Accordingly, the parties hereto specifically agree that Rexworks and each of the Rexworks Indemnified Parties shall be a third party beneficiary of this Agreement. In addition, in the event that Buyer fails to comply with any provision of this Agreement, Rexworks shall have the right, but shall not be obligated, to enforce any of Seller's rights under this Agreement.

                (m) Parties in Interest. Nothing in this Agreement express or
                    -------------------
implied is intended to or shall confer upon any third party, other than Rexworks, the Rexworks Indemnified Parties and the Seller Indemnitees, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                (n) Damage, Destruction or Eminent Domain. In the event of
                    -------------------------------------
damage to the Leased Space or the Plant by fire, vandalism or any other casualty, or any condemnation or public taking of all or any part of the Leased Space or the Plant, Seller shall terminate the Lease Agreement pursuant to
Section 3(b)(iii) of the Lease Agreement at Buyer's written request if Buyer also agrees in such request to indemnify the Seller and its directors, officers, employees and agents from and against any and all Damages the Seller or its directors, officers, employees or agents may suffer resulting from or in connection with any dispute with Rexworks as to whether proper grounds existed to terminate the Lease Agreement pursuant to Section 3(b)(iii) of the Lease Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER:                                 CMI LIMITED PARTNERSHIP

                                       BY: CMI Corporation, its General Partner


                                       BY: /s/ JIM D. HOLLAND
                                           _____________________________________
                                           Jim D. Holland, Senior Vice President


SELLER:                                NLV TRANSITION, INC.

                                       BY: /s/ LAURANCE R. NEWMAN
                                           -------------------------------------
                                           Laurance R. Newman, President

                          JOINDER BY CMI CORPORATION

          CMI Corporation, an Oklahoma corporation and the direct or indirect holder of 100% of the ownership interests of Buyer, hereby joins this Agreement for the sole purpose of guaranteeing the performance of all of the obligations of Buyer as set forth in this Agreement.

          Dated this 18th day of December, 1997.


                                       CMI CORPORATION

                                       BY: /s/ JIM D. HOLLAND
                                           -------------------------------------
                                           Jim D. Holland, Senior Vice President